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                         TRADEMARK SUBLICENSE AGREEMENT


     THIS AGREEMENT, dated as of October 1, 1997, is between WMC Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("WMC") and Gila River Cellular General Partnership, an Arizona general partnership ("Sublicensee")

     WITNESSETH:

     WHEREAS, WMC is a licensee of the marks AIRTOUCH and AIRTOUCH DESIGN which are owned by AirTouch Communications, Inc. ("AirTouch");

     WHEREAS, WMC has the right, pursuant to its Trademark License Agreement from AirTouch, to grant a sublicense to Sublicensee for the marks, AIRTOUCH and AIRTOUCH DESIGN;

     WHEREAS, WMC, Dobson Communications Corporation, an Oklahoma corporation, and Dobson Cellular of Arizona, Inc., an Oklahoma corporation, have entered into an Affiliation Agreement dated as of February 28, 1997 (the "Affiliation Agreement") pursuant to which Operator's System will offer Services (each as defined in the Affiliation Agreement or herein) exclusively under the Licensed Marks;

     WHEREAS, WMC believes that Sublicensee provides high quality goods and services and further believes that Sublicensee will continue providing high quality goods and services under the licensed marks; and

     WHEREAS, WMC wishes to license to Sublicensee, and Sublicensee wishes to obtain from WMC, the right to use certain trademarks subject to the restrictions stated below;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, the parties hereto agree as follows:

I.   DEFINITIONS

        A. "LICENSED MARKS" means the trade name, "AirTouch Cellular", the AIRTOUCH mark, and the AIRTOUCH DESIGN mark, as described in attached Exhibit 1.

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                         TRADEMARK SUBLICENSE AGREEMENT
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        B.   "PRODUCTS" means subscriber equipment offered for sale or lease and any goods and other property ancillary thereto.

        C. "SERVICES" means commercial mobile radio services provided by Systems (as defined in the Affiliation Agreement), including, without limitation, voice and data transport, and the services ancillary thereto.

        D. "TERRITORY" means the rural service area designated by the FCC as Cellular Market No. Arizona 5 (Arizona RSA #5),

II.  LICENSE GRANT

        A. SCOPE. Effective as of the date hereof and subject to the terms and conditions of this Agreement, WMC grants to Sublicensee a royalty-free, nonexclusive, nontransferable, revocable sublicense to use the Licensed Marks in connection with the Products and Services and the sale and marketing of the Products and Services in the Territory. WMC and AirTouch retain the right to concurrently use or license others to use the Licensed Marks in the Territory in connection with any goods and/or services. Sublicensee is expressly prohibited from adopting a corporate or partnership name that includes, or would be confusingly similar to, the Licensed Marks. Sublicensee may, only if required by Arizona law, file a fictitious business name statement using the words AirTouch Cellular, but agrees to cancel and/or withdraw such filing when this Agreement ends or is terminated.

        B. QUALITY CONTROL. All uses of the Licensed Marks must appear identical in substance to the Licensed Marks as they appear in
             Exhibit 1 and the Manual as defined below. Sublicensee shall employ the guidelines stated in the attached "Corporate Identity Program" (the "Manual"), and any other reasonable standards that AirTouch may adopt from time to time and of which Sublicensee has been notified, when preparing any materials in which the Licensed Marks are displayed. Prior to adopting any use of the Licensed Marks, including without limitation, the use of the Licensed Marks on documents, including packaging and labels of any kind, Sublicensee shall deliver, at its own expense, one sample of each manner in which the Licensed Marks are to be used to: Mary Hamaker, Senior Counsel, AirTouch Communications, Inc., One California Street, 21st Floor, San Francisco, CA 94111 ("AirTouch Quality Control"). For purposes of this Agreement, a sample of a document means the document itself, and a sample of a Product means either the Product or a very clear photograph of the Product. AirTouch

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             Quality Control shall have ten working days from the date it receives the samples to approve or disapprove of the sample, unless otherwise mutually agreed. The method of delivery shall be by overnight mail and the samples shall be deemed received the next working day after Sublicensee sends them. In the event that AirTouch Quality Control disapproves any sample, then Sublicensee shall not employ that sample and shall immediately destroy all other like samples, copies, and any other media bearing the disapproved manner of use of the Licensed Marks.

        C. RIGHT TO INSPECT. In addition to the foregoing, representatives of WMC and AirTouch shall have the right, at all reasonable times, to inspect the manner in which Sublicensee uses the Licensed Marks and the quality of the Products on which the Licensed Marks are affixed. Such inspection may, at the election of WMC or AirTouch, be by personal visit to Sublicensee or by written request for information or samples. If the inspection is by request for samples, then the entity conducting the inspection shall reimburse Sublicensee for the cost of shipping said samples. Sublicensee agrees to cooperate with such inspections. In the event that WMC or AirTouch determines that one or more manners in which Sublicense uses the Licensed Marks are inconsistent with the Manual or other standards adopted by AirTouch and of which Sublicense has notice, or that the quality of any of the Products on which the Licensed Marks are affixed is not consistent with maintaining the goodwill inherent in the Licensed Marks, then WMC or AirTouch shall so notify Sublicensee, and Sublicensee shall immediately cease use of any such disapproved usage of the Licensed Marks and shall destroy all copies, samples and other media that bear the disapproved usage. Within thirty days of notice from WMC or AirTouch that a particular usage has been disapproved, Sublicensee shall certify in writing to the person providing the notice that Sublicense has destroyed all media that bear said usage.

        D. RECOGNITION OF OWNERSHIP. Sublicensee recognizes AirTouch's title to the Licensed Marks, and shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of AirTouch in and to the Licensed Marks or the goodwill inherent in said Licensed Marks. It is understood that Sublicensee shall not acquire and shall not claim any title to the Licensed Marks adverse to AirTouch by Virtue of the license granted herein, or through Sublicensee's use of said Licensed Marks, it being the intention of the parties that all use of the Licensed Marks by Sublicensee shall at all times inure to the benefit of AirTouch.

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             Sublicensee is estopped from challenging the validity of the
             Licensed Marks or from setting up any claim adverse to AirTouch.

        E. SALES OUTSIDE TERRITORY. Sublicensee agrees not to sell any Products bearing the Licensed Marks with knowledge that such products are to be resold outside the Territory. Such sales shall constitute a breach of this Agreement if made with Sublicensee's knowledge. If Sublicense learns of any such sales, it shall use its best efforts to obtain possession of said Products and to prevent such sales in the future, including refusing to sell Products bearing the Licensed Marks to the persons or entities responsible for the resale outside the Territory.

III. INFRINGEMENTS

        A. INFRINGEMENT BY OTHERS. Sublicensee shall review regularly the market for Products and Services in the Territory and shall inform AirTouch or WMC promptly of any possible infringement of, or unfair competition affecting, the Licensed Marks which comes to the attention of Sublicensee. In the event affirmative action is taken against any such possible infringement or act of unfair competition, Sublicensee agrees to assist, in whatever reasonable manner is requested, and at the expense of the requester. Recovery of damages resulting from any such action shall be solely for the account of AirTouch. Sublicensee shall have no right to initiate any action to defend the Licensed Marks.

        B. ACTIONS AGAINST SUBLICENSEE OR WMC. Should either party be involved as a defendant in judicial action under the trademark laws or with regard to an act of unfair competition in the Territory with regard to the Licensed Marks, the parties agree to cooperate with each other to the greatest possible extent in defending such an action.

IV.  TERM AND TERMINATION

        A. TERM. This Agreement will have an initial term of 20 years from the date hereof. Thereafter, the term will automatically be extended for additional five-year periods unless either party makes a valid election not to renew this Agreement. An election not to renew will be valid only if in writing and delivered to the other party at least one year prior to the expiration of the then current term. In the event of a termination under this Paragraph, Sublicensee shall immediately cease implementation of any new or expanded uses of the Licensed Marks and

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             shall discontinue existing uses of the Licensed Marks in accordance with the procedure stated in Paragraph IV E below.

        B. OPTIONAL TERMINATION. If Sublicense fails to use one or more of the Licensed Marks in the Territory within any given term that this Agreement is in effect, then WMC may, in its sole discretion, terminate this Agreement as to the unused Licensed Mark or Marks. In the event of a termination under this Paragraph, Sublicensee shall immediately cease implementation of any new or expanded uses of the Licensed Marks and shall discontinue existing uses of the Licensed Marks in accordance with the procedure stated in Paragraph IV E below.

        C. TERMINATION FOR UNAUTHORIZED USE. If Sublicensee uses the Licensed Marks for purposes other than the sale of Products and Services or promoting the sale of Products and Services within the Territory or if Sublicensee fails to use the Licensed Marks in accordance with
             Section II above or any other requirements of this Agreement, then WMC shall notify Sublicense of such failure by written notice sent by overnight courier or facsimile, including a detailed statement of the improper use. If Sublicensee fails to correct such improper use within ten days after the date of such notice, then WMC or AirTouch may seek an injunction to compel Sublicense to discontinue the specific unauthorized use of the Licensed Marks and/or terminate this Agreement by written notice sent by overnight courier or facsimile to Sublicensee. In the event of such termination, Sublicensee shall immediately cease implementation of any new or expanded uses of the Licensed Marks and shall discontinue existing uses of the Licensed Marks in accordance with the procedure stated in Paragraph IV E below.

        D. TERMINATION OF AFFILIATION AGREEMENT. If the Affiliation Agreement terminates pursuant to Paragraph 9 thereof, then WMC may, in its sole discretion, provide written notice of termination of this Trademark Sublicense Agreement sent by overnight courier or facsimile. The provisions of Paragraph IV E below shall govern Sublicensee's transition away from the Licensed Marks.

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        E.   PROCEDURE UPON TERMINATION; LICENSED MARKS REMOVAL PERIOD. Upon
             termination of this Agreement pursuant to Paragraphs IV A through D above, Sublicensee shall have three months in which to remove the Licensed Marks from all advertisements, packaging, labels or other documentation created by Sublicensee. Within six months after termination of this Agreement pursuant to Paragraphs IV A through D above, Sublicensee shall remove the Licensed Marks from all Products and any other tangible items on which the Licensed Marks have been affixed or used by Sublicensee. At the end of each such period, WMC shall be allowed reasonable access to Sublicensee's premises to observe and inspect to insure that Sublicensee is in compliance with the above requirements and that the Licensed Marks are no longer in use. Continued use of the Licensed Marks beyond the above specified removal periods shall constitute infringement of the Licensed Marks by Sublicensee and shall give rise to AirTouch's remedy of specific performance in accordance with Paragraph IV F. Sublicensee shall not adopt any trade name, trademarks, or service marks that are confusingly similar to the Licensed Marks in the event of termination of this Agreement. Sublicensee may not, after termination of this Agreement, use the Licensed Marks in any manner, including without limitation, indicating that Sublicensee was formerly called "AirTouch" or "AirTouch Cellular."


        F. AIRTOUCH'S REMEDY OF SPECIFIC PERFORMANCE. Sublicensee acknowledges that its failure to cease use of the Licensed Marks in accordance with the provisions of this Agreement after termination thereof will result in immediate and irreparable harm to AirTouch for which there is no adequate remedy at law. AirTouch shall be entitled to bring an action or proceeding for specific performance, injunctive relief and/or other equitable relief to compel Sublicensee to discontinue the infringement of the Licensed Marks, to cease and desist all unauthorized use of the Licensed Marks, to take all affirmative acts necessary to ensure discontinuance of use of the Licensed Marks after termination of this Agreement, and to obtain such relief as may be necessary and proper.


        G. BREACH. If Sublicensee breaches any provision of this Agreement, WMC may immediately give written notice of intention to terminate within thirty days of the date of the writing, and, unless Sublicensee notifies WMC in writing of a correction of such breach within said period, this Agreement shall automatically terminate at the expiration of the thirty day notice period. WMC may inspect Sublicensee's premises

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             during the period sixty to ninety days after this Agreement has terminated to ensure that Sublicensee is no longer using the Licensed Marks. WMC and AirTouch retain all of its rights and remedies to prevent Sublicensee from continuing to use the Licensed Marks after termination of this Agreement due to breach.

        H. NO DAMAGES. Notwithstanding any other provision in this or any other agreement between the parties, should this Trademark Sublicense Agreement be terminated for any reason, neither party shall be able to claim from the other party any actual, consequential or incidental damages.

        I. CONTINUING OBLIGATIONS. Termination of this Agreement for any reason shall not affect those obligations which, from the context hereof, are intended to survive termination of this Agreement.

        J. NO WAIVER. Any waiver by either party of a breach of any term or condition of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other term or condition thereof.

        K. ATTORNEYS' FEES. The prevailing party in any action arising under this Agreement shall be entitled to collect its reasonable attorneys' fees from the non-prevailing party. In the event that any such action is resolved by a settlement agreement, then neither party shall be deemed the "prevailing party" and each party shall be responsible for its own attorneys' fees. In the event of bankruptcy of one of the parties hereto, the attorneys' fees of the nondebtor party, incurred in dealing with a bankruptcy, shall be considered actual pecuniary loss under 11 USC section 365(b)(1).

V.   MISCELLANEOUS

        A. PARAGRAPH HEADINGS. The paragraph headings are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

        B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to choice of law provisions. Selection of California law as the governing law shall not be deemed to invoke any provision of California law which would not otherwise be applicable to the relationship contemplated hereunder. All actions arising under this Agreement, including without

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             limitation, actions regarding the interpretation or breach of the
             Agreement, shall be brought in the federal or state courts of California.

        C. NOTICES. All notices or other communications hereunder to WMC, except as otherwise specified above, shall be sent to:

             WMC Partners, L.P.
             Legal Department
             2999 Oak Road
             Walnut Creek, CA 94596
             Attn: Vice President - Legal

             and if to Sublicensee, shall be sent to:

             Dobson Communications Corporation
             13439 N. Broadway Extension
             Oklahoma City, OK 73114
             Attention: Everett Dobson, President

             with a copy to:

             Edwards & Angell
             2700 Hospital Trust Tower
             Providence, RI 02903
             Attention: David K. Duffell, Esq.

             Any such notice or communication shall be in writing and shall be deemed to have been received on the day of delivery if sent via facsimile with confirmation of valid transmission, or after seven calendar days from mailing if sent via certified mail, postage prepaid or on the next business day if sent by overnight courier. Either party may designate a new address to which notices or other communications may be sent by giving notice to the other party.

        D. SEVERABILITY. If any provision of this Agreement shall be held illegal or invalid by any court, this Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein, and this Agreement shall be deemed an agreement of the parties to the full extent permitted by law. If any provision shall be declared invalid or unenforceable because of its breadth, scope or duration, such provision shall be severed from the rest of this Agreement, and the remaining portions of the Agreement shall remain valid and enforceable.

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        E.   ASSIGNABILITY. Sublicensee may not assign or sublicense any of its rights or delegate any of its duties under this Agreement. Any attempted assignment, sublicense, or delegation by Sublicensee shall be null and void.

        F. COMPLETE AGREEMENT. This Agreement, together with the Affiliation Agreement, embodies all of the terms and conditions of the agreement between the parties with respect to the matters set forth herein. There are no statements, terms, conditions, representations, or warranties which have not been embodied herein.

        G. MODIFICATIONS. This Agreement may not be modified or amended, except in a writing signed on behalf of both parties by their duly authorized representatives which refers specifically to this Agreement.

        H. FORCE MAJEURE. Neither party shall be in default under this Agreement by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules, and regulations, delays in transit or delivery, or any fault beyond its control or without its fault or negligence.

        I. WAIVER. The failure of either party at any time to require performance of any provision of this Agreement by the other party shall not be deemed a waiver and shall not deprive that party of its full right to require such performance in a particular instance or at any other time. Any waiver must be in a writing executed by a duly authorized representative of the waiving party.

        J. DISPUTE RESOLUTION. Any dispute regarding this Agreement, including without limitation, the interpretation, performance, or termination of this Agreement, shall be handled pursuant to the dispute resolution provisions stated in Paragraph 13(n) of the Affiliation Agreement.


                             SIGNATURE ON FOLLOWING PAGE


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first set forth above.

WMC PARTNERS, L.P.


By
  ----------------------------

Print Name
          --------------------

Title
     -------------------------




GILA RIVER CELLULAR GENERAL PARTNERSHIP


By /s/ ILLEGIBLE
  ----------------------------

Print Name
          --------------------

Title
     -------------------------


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                             EXHIBIT 1 -- LICENSED MARKS


1. The AIRTOUCH mark referred to in Paragraph I A above shall be used only in the following manner:


                             AIRTOUCH-TM- or AirTouch-TM-


Sublicensee must use fonts from the Times or Univers families when this mark is used on Products or in advertising for Products.

2. The AIRTOUCH DESIGN mark referred to in Paragraph IA above shall conform to the Manual referred to in Paragraph II B above. Sublicensee shall always place the letters "TM" as a superscript directly behind the letter "H" in the AIRTOUCH DESIGN or such other designation as WMC or AirTouch may direct. Sublicensee may not vary the typeface, spacing, or general structure or configuration of the AIRTOUCH DESIGN mark. Sublicensee may employ different sizes of the AIRTOUCH DESIGN mark so long as those different sizes conform the Manual. Use of color in connection with the AIRTOUCH DESIGN must also conform to the Manual.

3. The "AirTouch Cellular" trade name referred to in Paragraph I A above shall be used on in the following manner:


                        AIRTOUCH CELLULAR or AirTouch Cellular


Sublicensee must use fonts from the Times or Univers families when this trade name is used on Products or in advertising for Products.

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